Exhibit 10.5

December 30, 2011

Re: Lock-Up Agreement

Reference is made to the proposed share exchange (the “Exchange”) between the holders of the common stock of Nuvel, Inc., a Delaware corporation (the “Company”) and Harmony Metals, Inc. (“Harmony”), a Florida corporation, by which the common stock of Harmony, par value $.001 per share (the “Common Stock”) will be issued to such holders in exchange for shares of the Company pursuant to the Share Exchange Agreement dated as of December 30, 2011 (the “Exchange Agreement”).

The undersigned, upon the consummation of the Exchange, will hold shares of Common Stock, or securities convertible into or exchangeable or exercisable for, shares of Common Stock (collectively, the "Securities"). The undersigned agrees that, during the period commencing on the date of the Exchange through the date ending 180 days following the repayment in full of all principal and interest on, and other obligations pursuant to, the Secured Promissory Note issued by the Company in favor of Paragon Capital Offshore LP, dated December 30, 2011, (such period, the “Restricted Period”), the undersigned will not directly or indirectly offer, sell, offer to sell, contract to sell, grant any option, right or warrant to purchase or sell, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at anytime in the future) any Securities of the Company, including any shares of Common Stock underlying any Securities, beneficially owned by such person or entity.

The undersigned hereby authorizes the Company during the Restricted Period to cause any transfer agent for the Common Stock  to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Common Stock for which the undersigned is the record holder and, in the case of Common Stock  for which the undersigned is the beneficial but not the record holder, agrees during the Restricted Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Common Stock.

Notwithstanding the foregoing, the undersigned may during the Restricted Period:  (i) transfer any amount of the Securities either during the undersigned’s lifetime or on death by will or intestacy to such person’s family member or affiliate, or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned’s family member; or (ii) make a bona fide gift of any amount of the Securities to any person; provided, however, that in the case of any such transfer or gift, it shall be a condition to such transfer or gift that the transferee or donee execute an agreement (an original copy of which shall be provided to the Company) stating that the transferee or donee is receiving and holding such transferred or donated shares subject to the provisions of this letter agreement, and there shall be no further transfer of such transferred or donated shares except in accordance with this letter agreement.  For purposes of this letter agreement: “affiliate” means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person; “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a person includes, without limitation, the possession, direct or indirect, of the power to vote 10% or more of the voting interests of such person or to direct or cause the direction of the management and policies of such person, whether through the ownership of voting interests, by contract or otherwise; “family member” means with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and with respect to any trust, the owners of the beneficial interests of such trust; and “person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement.  This letter agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Signature:               __________________________________________________

Printed Name:        __________________________________________________

(Indicate capacity of person signing if signing as custodian or trustee or on behalf of an entity)

Address:

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

Accepted as of the date

first set forth above:

NUVEL INC.

By:           /s/ Jay Elliot

Name:            Jay Elliot

Title:              Chief Executive Officer